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                            STOCK OPTION AGREEMENT

     This Agreement, effective May 9, 1996, between SFX BROADCASTING, INC., a Delaware corporation (the "Company"), and MICHAEL G. FERREL ("Grantee"),

     WHEREAS, Grantee provides significant services to the Company; and

     WHEREAS, the Company desires to provide an incentive to Grantee to encourage stock ownership in the Company and to continue to provide services to the Company; and

     WHEREAS, the achievement of these goals will be assisted by the grant of a non-qualified option to purchase shares of the Company's Class A Common Stock, $.01 par value (the "Class A Common Stock");

     NOW, THEREFORE, the parties agree as follows:

     1. Grant of Option. The Company hereby grants to Grantee, subject to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of 50,000 shares of Class A Common Stock at the purchase price of $33.75 per share, such option to be exercisable as hereinafter provided.


     2. Terms and Conditions. The option evidenced hereby is subject to the following terms and conditions:

     (a)  Expiration Date. The option shall expire on May 9, 2001.

     (b) Exercise of Option. The option shall vest on the date first set forth above. The options may be exercised, in whole or in part, at any time before the expiration date of the option as provided in paragraph (a) above. Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which the option is being exercised.


     (c) Payment of Purchase Price. At the time of any exercise, Grantee shall deliver to the Company, together with the notice provided in paragraph (b) above, the full amount of the purchase price therefor either by bank cashier's check or certified check payable to the Company or at the discretion of the Company, in Class A Common Stock of the Company, or any combination of cash or Class A Common Stock. For purposes hereof, the Fair Market Value per share of Class A Common Stock shall be the closing price of publicly traded Class A Common Stock on the national securities exchange on which the Class A Common Stock is listed (if the Class A Common Stock is so listed or on the NASDAQ National Market System (if the Class A Common Stock is regularly quoted on the
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          NASDAQ National Market System)), or, if not so listed or regularly quoted, the mean between the closing bid and ask prices of publicly traded Class A Common Stock in the over-the-counter market, or, if such bid and ask prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Company in a manner consistent with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The optionee shall also deliver written representation that
          (i) the Class A Common Stock being acquired is purchased for investment and not for distribution; (ii) the Class A Common Stock being acquired has not been registered under the Securities Act of 1933, as amended; and (iii) the Class A Common Stock being acquired will not be sold or transferred unless there is an effective Registration Statement for such Class A Common Stock or unless, in the opinion of counsel, such sale or transfer is not in violation of the Securities Act of 1933, as amended.


     (d) Transferability of Option and Shares Acquired Upon Exercise of Option. This option shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee or by the guardian or legal representative of the Grantee. Except as limited by applicable securities laws, shares of Class A Common Stock acquired upon exercise of this option hereunder shall be freely tradeable.


     (e) Adjustment of the Changes in the Stock. In the event the shares of Class A Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise), or if the number of such shares of Class A Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Class A Common Stock theretofore appropriated, the number and kind of shares of stock or other securities into which each outstanding share of Class A Common Stock shall be so changed, or to which each such share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of the Class A Common Stock, or of any stock or other securities into which such Class A Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or which may be granted, such adjustments shall be made in accordance with such determination. Fractional shares resulting from any adjustment in options may be settled in cash or otherwise as the
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          Company shall determine. Notice of any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes thereafter.



     3. Grantee to Have No Rights as a Stockholder. No Grantee of any option shall have any rights as a stockholder with respect to any shares subject to his or her option prior to the date on which he or she is recorded as the holder of such shares on the records of the Company. No Grantee of any option shall have the rights of a stockholder until he or she has paid in full the option price.


     4. Notice. Notice to the Company shall be deemed given if in writing and mailed to the Secretary of the Company at its principal executive offices by first class, certified mail at the then principal office of the Company.

     5. Governing Law. Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, determined without regard to its conflict of interest rules.





     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year written above.





                                    SFX BROADCASTING, INC.



                                     By: /s/ D. Geoffrey Armstrong
                                        --------------------------------
                                        D. Geoffrey Armstrong
                                        Chief Operating Officer


                                        /s/ Michael G. Ferrel
                                        --------------------------------
                                        Michael G. Ferrel